UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 31, 2015
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Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)
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New Jersey	000-51371	57-1150621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2015, Lincoln Educational Services Corporation (the “Company”) and its wholly-owned subsidiaries (collectively, the “Borrowers”) entered into a credit agreement (the “Credit Agreement”) with three lenders, Alostar Bank of Commerce (“Alostar”), HPF Holdco, LLC and Rushing Creek 4, LLC, led by HPF Service, LLC, as administrative agent and collateral agent (the “Agent”), for an aggregate principal amount of $45 million (the “Loan”).  The Loan consists of a $30 million term loan (the “Term Loan A”) from HPF Holdco, LLC and Rushing Creek 4, LLC secured by a first priority lien in favor of the Agent on substantially all of the real and personal property owned by the Borrowers, and a $15 million term loan (the “Term Loan B”) from Alostar secured by a $15.3 million cash collateral account controlled by Alostar. At the Borrowers’ request, a percentage of the cash collateral may be released to the Borrowers in the Agent’s sole discretion and with the consent of Alostar upon the satisfaction of certain criteria as outlined in the credit agreement. The Loan, which matures on July 31, 2019, replaces the Company’s prior $20 million revolving credit facility with Bank of America, N.A. and other lenders, which was due to expire on April 5, 2016.  The prior revolving credit facility was terminated concurrently with the effective date of the Credit Agreement on July 31, 2015 (the “Closing Date”); however, letters of credit in the aggregate amount of approximately $7.1 million issued by Bank of America, N.A. under the revolving credit facility remain outstanding following the termination of the revolving credit facility.

A portion of the proceeds of the Loan were used by the Borrowers to (i) repay approximately $6.3 million in outstanding principal, accrued interest and fees due under the existing revolving credit facility, (ii) fund the $15.3 million cash collateral account securing the Term Loan B, (iii) fund approximately $7.4 million in a cash collateral account securing the letters of credit issued under the prior revolving credit facility that remain outstanding after the termination of the revolving credit facility and (iv) pay transaction expenses in connection with the Loan and the termination of the prior revolving credit facility.  The remaining proceeds of the Loan of approximately $13.8 million may be used by the Borrowers to finance capital expenditures and for general corporate purposes consistent with the terms of the Credit Agreement.

Interest will accrue on the Loan at a per annum rate equal to the greater of (i) 11% and (ii) 90-day LIBOR plus 9%  determined monthly by the Agent and will be payable monthly in arrears.  The principal balance of the Loan will be repaid in equal monthly installments, commencing on August 1, 2017, determined as the quotient of (i) 10% of the outstanding principal balance of the Loan as of July 2, 2017 divided by (ii) 12.  A final installment of principal and all accrued and unpaid interest will be due on the maturity date of the Loan.

The Loan may be prepaid in whole or in part at any time, subject to the payment of a prepayment premium equal to (i) 5% of the principal amount prepaid at any time up to but not including the second anniversary of the Closing Date and (ii) 3% of the principal amount prepaid at any time commencing on the second anniversary of the Closing Date up to but not including the third anniversary of the Closing Date.  In the event of any sale or other disposition of a school or real property by the Borrowers permitted under the Credit Agreement, the net proceeds of such sale or disposition must be used to prepay the Loan in an amount determined pursuant to the Credit Agreement, subject to the applicable prepayment premium; provided, however, that no prepayment premium will be due with respect to up to $15 million of aggregate repayments of the Loan made during the first year that the Loan is outstanding.  A portion of the net cash proceeds of any disposition of a school in an amount determined pursuant to the terms of the Credit Agreement, must be deposited and held as cash collateral in a deposit account controlled by the Agent until the conditions for release set forth in the Credit Agreement are satisfied.

The Credit Agreement contains customary representations, warranties and covenants such as minimum financial responsibility composite score, cohort default rate, and other financial covenants, including minimum liquidity, minimum capital expenditures, minimum fixed charge coverage ratio and minimum EBITDA, as well as affirmative and negative covenants and events of default customary for facilities of this type.

Also, in connection with the Credit Agreement, the Company paid to the Agent a commitment fee of $1.0 million and is required to pay to the Agent other customary fees for facilities of this type.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Upon entry into the Credit Agreement described in Item 1.01 of this Current Report on Form 8-K, the Company terminated its Credit Agreement dated April 5, 2012 among the Company, certain subsidiaries of the Company, the lenders party thereto and Bank of America, N.A., as administrative agent for such lenders. The Company did not incur any early termination premiums in connection with the termination of the prior revolving credit facility. The Company has funded approximately $7.4 million in a cash collateral account for the benefit of Bank of America, N.A. to secure letters of credit in the aggregate amount of approximately $7.1 million issued by Bank of America, N.A. under the prior revolving credit facility, which letters of credit remain outstanding following the termination of the revolving credit facility.

Item 2.02	Results of Operations and Financial Condition.

On August 5, 2014, Lincoln Educational Services Corporation (the “Company”) issued a press release announcing, among other things, its results of operations for the second quarter ended June 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and attached hereto. The information contained under this Item 2.02 in this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained under this Item 2.02 in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 3, 2015, Charles F. Kalmbach resigned from the Company’s board of directors effective immediately. Mr. Kalmbach has been a member of the Board of Directors since 2008. He was also a member of the Company’s Audit and Nominating and Corporate Governance Committee. There were no disagreements between Mr. Kalmbach and the Company or any officer or director of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Credit Agreement dated as of July 31, 2015 among Lincoln Educational Services Corporation and its wholly-owned subsidiaries, the Lenders and Collateral Agents party thereto, and HPF Service, LLC, as Administrative Agent.

99.1	Press release of Lincoln Educational Services Corporation dated August 5, 2014.

99.2	Press release, dated August 4, 2015 issued by Lincoln Educational Services Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: August 5, 2015

	By:	/s/ Kenneth M. Swisstack
		Name:	Kenneth M. Swisstack
		Title:	General Counsel